UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33277 (Commission File Number)	04-3508648 (IRS Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 400 West Conshohocken, PA 19428 (Address of principal executive offices)	19034 (Zip Code)

(484) 380-9263

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant.

(b)           As previously reported, on July 22, 2016, the Audit Committee (the “Committee”) of the board of directors of Madrigal Pharmaceuticals, Inc. (the “Company”) approved the dismissal of Ernst & Young LLP as the Company’s independent registered public accounting firm, effective as of such date. Subsequently, the Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for its 2016 fiscal year. As a result of this process, on September 26, 2016, the Committee approved, on behalf of the Company, the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for its 2016 fiscal year.  On September 28, 2016, the Committee formally engaged PwC.

During the fiscal years ended December 31, 2015 and December 31, 2014 and during the subsequent interim periods through the date of this report, neither the Company nor anyone on its behalf consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the instructions to Item 304) or a reportable event (as defined in Item 304(a)(1)(v) of SEC Regulation S-K).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

By:	/s/ Marc Schneebaum
Name: Marc Schneebaum
Title: Chief Financial Officer

Date: September 30, 2016

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